UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 347-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)(1)	Name of each exchange on which registered(1)
Common Stock, par value $0.001 per share	ACORQ	N/A
(1)
On April 3, 2024, Nasdaq informed us that it was commencing delisting proceedings and our common stock stopped trading on Nasdaq and commenced trading on the OTC Pink Marketplace on April 12, 2024 under the symbol “ACORQ.” As reported herein, Nasdaq has filed a Form 25 to delist our common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The delisting will become effective on May 5,2024 and our common stock will be deregistered under Section 12(b) of the Exchange Act 90 days after the Form 25 filing, after which our common stock will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 3, 2024, Acorda Therapeutics, Inc. (the “Company”) was notified by the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) that Nasdaq had determined to commence proceedings to delist the Company’s common stock, $0.001 par value per share (the “Common Stock”) from Nasdaq. The Company did not appeal the determination and, therefore, the Company’s Common Stock ceased trading on the Nasdaq on April 12, 2024 and began trading on the Pink Open Market under the symbol “ACORQ.” On April 25, 2024, Nasdaq filed a Form 25 with the U.S. Securities and Exchange Commission to delist the Common Stock from Nasdaq. The delisting of the Common Stock from Nasdaq will become effective on May 5, 2024 and the Common Stock will be deregistered under Section 12(b) of the Exchange Act 90 days after the Form 25 filing, after which our common stock will remain registered under Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	April 25, 2024	By:	/s/ Michael A. Gesser
Michael A. Gesser Chief Financial Officer and Treasurer